CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   Exhibit 10.12


                                    AGREEMENT
                              (CONSULTING SERVICES)

THIS AGREEMENT, hereinafter called "Agreement", made as of October 15, 1998, by and between FIRST UNION CORPORATION, 301 South College Street, Charlotte, NC 28288-0860, hereinafter called "First Union" and PREDICTIVE SYSTEMS, INC, 620 Hernden Parkway, Suite 360, Hernden, Virginia 20170, hereafter called "Supplier".

IN CONSIDERATION of the mutual premises, covenants, and agreements made and contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions: When used herein with initial capitalization whether in the singular or in the plural, the following terms shall have the following meanings:

     "Changes Order" = An official document issued by First Union, and countersigned by Supplier, after the Effective Date of this Agreement to amend the method, manner or the performance of the work, the Statement of Work, Statement of Work or Project Plan within the general scope of services provided under this agreement.

     "Effective Date" = The date first set forth above.

     "First Union" = First Union Corporation and all banks and other organizations which are or hereafter became subsidiaries of, or otherwise controlled by, First Union Corporation, and any bank or other organization which may hereafter acquire a controlling interest in First Union Corporation or any of its subsidiaries.

     "First Union Representative" = A First Union employee designated to coordinate the performance of Services (as hereinafter defined).

     "Statement of Work" = The more particular description of Services to be provided by Supplier to First Union, executed and delivered by Supplier and First Union, sequentially numbered, attached hereto and made a part hereof.

     "Work Order" = A document drafted hereunder by First Union to Supplier, and countersigned by Supplier setting forth, without limitations, a description of specific Services to be performed, the performance schedule, a list of the personnel required from Supplier, and the name of the First Union Representative.

2. Acceptance: First Union hereby engages Supplier to perform the services (the "Services") described in the Statement of Work attached hereto and such additional statements of Work, Change Orders and/or Work Orders as may be mutually entered into by First Union and Supplier from time to time. Supplier hereby accepts said engagement, and agrees to provide personnel to render such Services to the best of their ability at such place or places as shall be mutually agreeable to First Union and Supplier. First Union shall have the right to reject at any time any of Supplier's personnel whom First Union determines to be unqualified or otherwise unsatisfactory to perform such Services.

3. Supplier Warranty: Supplier shall perform the Services during the period commencing on the date hereof and ending on the completion of work specified on attached Statement(s) of Work, or any exception thereof. Supplier warrants that the Services shall be performed in a workmanlike manner in accordance with the prevailing reasonable commercial standards applicable hereto, and in compliance with all applicable statutes, acts, ordinances, laws, rules, regulations, odes, and standards. The warranties provided herein are cumulative of any other warranties agreed to by Supplier and are subject to
         Section 28 hereof.

4. Fees & Invoices: First Union agrees to pay the Fees provided in the Statement of Work in U.S. dollars at the address of the Supplier stated herein. If provided for in the Statement(s) of Work, First Union shall reimburse Supplier for transportation (except for normal commuting), lodging and substances for travel authorized in advance by First Union. Travel expenses will be paid only in accordance with the effective policy of First Union covering such expenses invoices shall be sent by Supplier for all payments hereafter. Invoices shall describe the items charged for in the invoice and shall be subject to approval by the First Union Representative for conformity with this Agreement and the statement(s) of Work. Invoices shall be payable within thirty (30) days after the receipt at First Union's Accounts Payable Division. First Union may [****]. Supplier agrees to arrange for an account to receive payment made by electronic transfer, at First Union's option. No payment made by First Union shall be considered as acceptance of satisfactory performance of Suppliers obligations under this Agreement, nor shall any payment be construed as acceptance of substandard or careless products or services or as relieving Supplier from its full responsibility under the Agreement.

5. Performance and Personnel: Supplier's personnel working at First Union location shall meet the rules and requirements of First Union as may be in effect from time to time, regarding the conduct, appearance, cleanliness, work history and qualifications, and personal history including violent or criminal conduct for persons working at First Union locations, and Supplier shall perform all drug testing, background and credit checks and other procedures required by First Union policy. At the request of First Union Supplier shall provide services to First Union satisfactory to First Union, that Supplier's personnel meet the rules and requirements of First Union pertaining to work history and qualifications and personnel history. Supplier shall not assign any personnel to work hereunder who would under current First Union policy be disqualified from employment with First Union due to a relationship by blood or marriage with a First Union employee, and shall also apply said policy to its own personnel assigned to work hereunder, so that none of them are so related to each other. First Union shall disclose the above employment rules, requirements, and policies to Supplier, and Supplier shall screen its personnel to ensure compliance. Supplier shall provide First Union with the name, address, date of birth, and social security number of each personnel assigned to work on First Union's premises, and shall update such information whenever changes occur. While at any First Union location, Supplier and Suppliers personnel shall follow all

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

         reasonable directions and instructions given by First Union. Upon the request of First Union, which request may be made without reasons, Supplier shall reassign or otherwise arrange so that a particular employee or agent of Supplier does not work at any Firsts Union location.

6. Locations: At any time during the term hereof, First Union may add or eliminate locations to be served by Supplier. If locations are eliminated, payment to Supplier shall be reduced by the charges for Services attributable to such locations. If location are added, First Union shall pay the additional location charges set forth in the Statement of Work. First Union may, from time to time, change the description of Services in the Statement of Work and in such event First Union and Supplier shall agree to an adjustment in the price of Services to reflect any changes in cost to Supplier attributable to such charges.

7. Security: When Supplier is performing Services on First Union's premises, Supplier shall comply with First Union's security, safety, and fire protection procedures. If Supplier is given keys or other access devices to First Union premises or equipment, Supplier shall use reasonable efforts to protect such keys or access devices, shall maintain a log book of the matters of personnel and times when they have possession of such keys or access devices, shall account for all such keys and access devices whenever requested to do so by First Union, and shall return all such keys and access devices upon request and upon termination of its obligations hereunder. First Union may require Supplier's personnel to carry or display identification cards when on First Union's premises. First Union shall have the right to inspect the contents of all containers or packages being brought into or removed from First Union' locations.

8. Copyrights: Supplier agrees that all right, title and interest in and to all Deliverables, as identified in the applicable Statement(s) of Work which Supplier produces or composes in connection with the Services to be performed hereunder for First Union or any of its affiliates shall be considered work made for hire and shall belong to First Union. Supplier hereby assigns all rights, title, and interest to each work to First Union and agrees to execute any additional documents appropriate to further such assignment. Notwithstanding anything to the contrary herein, Supplier shall retain all ownership rights in and to underlying ideas or constituent elements of procedures, processes, architectures, systems, concepts, techniques and methods of operation embodied in such Deliverables (collectively the "Know How"), provided, however, that First Union shall have a perpetual personal, non-exclusive license to use the Know-How contained in any Deliverables hereunder solely in connection with First Union's use of such Deliverables.

9. Disaster Recovery: Supplier shall provide disaster recovery and backup capabilities and facilities through which Supplier will be able to order the Services to First Union with minimal disruptions or delays. Supplier shall provide to First Union copies of the writing plan or plans for any such disaster recovery and backup arrangements.

10. Remedies: Services are "Non-conforming" when particular services do not meet the requirements of this Agreement (including the applicable Statements(s) of Work), the warranties set forth herein, or other applicable express warranties or implied warranties.

         First Union may require Supplier to , at Supplier's expense, re-perform or replace non-conforming Services. In the event Supplier has attempted and failed to satisfactorily perform such Non-conforming Services, First Union, at is option, may engage another person to re-perform or replace Non-conforming Services at Supplier's expense, if First Union has paid Supplier for said Services.

11. Indemnification: Supplier agrees to indemnify and hold harmless First Union, and any employee or agent thereof (each of the foregoing being hereinafter referred to individually as the "Indemnified Party") against all liability (including reasonable attorney's fees and costs) to third parties (other than to the extent such liability is attributable to the fault of the Indemnified Party) arising from the negligence of the Supplier or its agents in the performance of its obligations hereunder. Supplier's obligation to indemnify shall survive the expiration or termination of this Agreement by either party for any reason. Supplier may, at its option, conduct the defense in any such third party action arising as described herein and First Union shall cooperate fully with such defense.

12, Insurance: For and during the term of this Agreement and for as long as Supplier is performing Services hereunder, Supplier shall maintain insurance coverage and bonding as follows:

     Commercial General              $1,000,000 per occurrence           Covering, bodily injury,
     Liability                       $2,000,000 general aggregate        personal injury, including
                                                                         without limitation, all
                                                                         contractual liability for such
                                                                         injury or damage assumed by
                                                                         supplier under this Agreement.

     Worker's Compensation           Statutory                           In accordance with all federal
                                                                         State & local requirements.

     Employers Liability             $500,000 each accident              Covering bodily injury by
                                     $500,000 disease/policy limit       disease (including death)
                                     $500,000 disease/each employee

     Automobile Liability            $1,000,000 combined single limit    Covering bodily injury
                                                                         (including death) and property
                                                                         damage for all vehicles that
                                                                         Supplier owns, hires or leases

     Employee Dishonesty             $500,000

     Umbrella Liability              $5,000,000

     Errors and Omissions Liability  $1,000,000

     First Union Corporations shall be named as additional insured under each such policy of insurance obtained by Supplier. [****]. These insurance provisions set


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

     forth the minimum amounts and scopes of coverage to be maintained by Supplier and are not to be construed in any way as a limitation on Supplier's liability under this agreement. The insurance coverage shall be primary and will not participate with nor will be access over any valid and collectable insurance or program of self-insurance carried or maintained by First Union.

     Supplier shall furnish Certificate of Insurance evidencing all of the foregoing insurance coverage prior to or upon execution of this Agreement. Full copies of the policies required above shall be furnished to First Union Upon request, subject to availability. All of the above described policies shall provide that no less than (30) days prior written notice of cancellation, notification, reduction in coverage or non-renewal shall be given to First Union. The failure of Supplier to comply with any of the terms of these policies shall not adversely affect First Union's coverage thereunder. Certificates of Insurance evidencing any notification renewal or replacement of any of these insurance coverages shall be furnished to First Union promptly after such modification, renewal, replacement, or reduction in coverages below the limits set forth above. In the event that any Services under this Agreement are to be rendered by persons other than the Suppliers own employees, Supplier shall arrange for such persons forward to First Union, prior to commencement of Services by them, Certificates of Insurance evidencing such amounts, in such form, and with such insurance companies as are satisfactory to First Union.

13. Termination Assistance: In connection with the termination of this Agreement for any reason, and notwithstanding any dispute between the parties, Supplier shall provide to First Union such termination assistance as it may reasonably request in order to provide an orderly transition from Supplier to another provider of Services. If any such termination assistance requires resources in addition to those being used by Supplier in the performance of the Services, First Union shall pay Supplier therefor on a mutually acceptable basis. First Union shall continue to pay for all Services performed by Supplier after the termination date, provided that if termination was by reason of a payment default by First Union, Supplier shall be entitled to reasonable assurances acceptable to it prior to commencing such termination assistance that it will be fully compensated for such termination assistance.

14. Authority: Supplier and First Union each represent to the other that the execution, delivery and performance of this Agreement by such party has been fully approved by all necessary corporate action, and does not conflict with, or result in a material breach of, the articles of incorporation or by-laws of such party, any material agreement by which such party is bound, or any law, regulation, rule, judgment or decree of any governmental instrumentality or court having jurisdiction over such party; and this Agreement has been duly executed by such party and constitutes a valid and legally binding obligation of such party enforceable in accordance with its terms.

15. Compliance with Laws: Supplier warrants that it shall perform its obligations under this Agreement in accordance with the prevailing reasonable commercial standards applicable thereto, and in compliance with all applicable statues, acts, ordinances, laws, rules, regulations, codes, and standards.

16. Year 2000 Date Change Warranty: Supplier warrants that all Goods, Equipment, and Software delivered in connection with the Services ("Deliverables") include, at no additional cost to First Union, design and performance capabilities so that prior to, during, and after the calendar year 2000, the Deliverables will not malfunction, produce invalid or incorrect results, or abnormally cause to function because of the year 2000 date change. Such design and performance capabilities shall include without limitation the ability to recognize the century and to manage and manipulate date involving dates, including single century and multi-century formulas and date values, without resulting in the generation of incorrect values involving such dates or causing an abnormal ending; date data interfaces with functionalities and data fields that indicate the century; and date related functions that indicate the century. Supplier warrants that all Services performed shall not cause any affected Goods, Equipment or Software supplied by it to breach this warranty. Supplier further warrants that all methods and procedures by which it interfaces with First Union hereunder, including without limitation, its ordering involving, and payment procedures, shall be Year 2000 compliant.

17. Taxes: First Union shall pay all sales, excise, or use taxes due on the transactions hereunder or provide Supplier customary proof that the transactions are exempt from sales taxes. Invoices shall separately identify any tax and shall include either Supplier's sales tax or use tax permit number. Supplier shall pay any other taxes, assessments or fines arising from Supplier's performance or the transactions under this Agreement, including taxes based upon Supplier's Net Income and penalties imposed due to failure to file or pay collected sales or use taxes.

18. Good Standing and Permits: Supplier represents and warrants that it is in good standing in the state of its incorporation and that it has all licenses and permits necessary or required to provide such products and/or services. Supplier shall provide copies or other evidence thereof to First Union upon request. Any fees for licenses and permits required by law or regulation that may be necessary to Supplier's performance hereunder shall be the responsibility of Supplier.

19. Employee Matters: Supplier's personnel shall not be considered employees of First Union within the meaning or application of any federal, state, or local laws or regulations. Supplier shall be responsible for the payment of wages, salaries, and other amounts due its employees in connection with the services performed hereunder, and shall be responsible for all payroll reports and obligations, including, but not limited to withholding, social security, unemployment insurance, worker's compensation, immigration and naturalization, and similar items.

20. Equal Employment: Both parties agree that they shall not discriminate against any employee or applicant for employment because of race, creed, color, age, sex, national origin, marital status, liability for services in the armed forces, disability due to veteran status, status as veteran of the Vietnam era, or the handicapped, and they shall comply with all the requirements of the Equal Opportunity Clause set forth in Executive Order 11246, as amended, and its implementing instructions, as well as the Rehabilitation Act of 1973 and the Vietnam Era Veterans' Readjustment Assistance Act of 1974, which are incorporated herein by reference. In the event that and at such time as First Union requests, Supplier shall furnish to First Union written certification that Supplier is in compliance with Executive Order 11246 and applicable regulations thereunder. Both parties certify that they do not and shall not maintain facilities for their employees in a segregated manner or permit their employees to perform their services at any location under their control where segregated facilities are maintained, and agree to obtain similar certifications from any subcontractors.

21. Non-Solicitation of Employees: Both Supplier and the First Union agrees not to directly solicit employment of each other" employees directly associated with this Agreement during the term hereof and for a period of one (1) year thereafter.

22. Confidential Information: Each party agrees that information concerning the other party's business (including that of all corporate affiliates and subcontractors) is "Confidential Information" and shall be maintained in confidence and not disclosed, used or duplicated, except in accordance with this Agreement. Confidential Information may include, without limitation, list of customers, business volumes or usage , financial information, pricing information, information related to mergers or acquisitions, software, software documentation, and information concerning business plans or business strategy. Each party may use Confidential Information of the other only in connection with performance under this Agreement. The parties shall not copy Confidential Information or disclose Confidential Information to persons who do not need Confidential Information in order to perform under this Agreement. Confidential Information shall be returned to the party seeking to protect such information upon request of the other party. Confidential Information does not include information that is
         (i) generally known or available to the public, (ii) not treated as confidential by the party claiming information to be confidential,
         (iii) was already known to Supplier or in Supplier's procession, (iv) Supplier can reasonably demonstrate was developed by Supplier without making use of First Union Confidential Information (which may include providing other customers of Supplier having network environments similar to that of First Union with solutions similar to those provided by it to First Union), or (v) Supplier rightfully received from a third party without knowledge of violation of any obligation of confidentiality. Nothing contained in this Section 22 or otherwise shall prohibit Supplier from making disclosure of Confidential Information to the extent required by law, rule or regulation, provided that Supplier shall give First Union prior notice as to the nature of the required disclosure so as to afford First Union the opportunity to challenge the need for such disclosure. Supplier shall not advertise, market or otherwise make known to others any information relating to the subject matter of this Agreement, including mentioning or implying the name of First Union. If requested by First Union any employee, representative, agent or subcontractor of Supplier's shall enter into a non-disclosure agreement with First Union to protect the Confidential Information of First Union satisfactory to First Union. A breach of either party's confidentiality obligations or the use by Supplier of First Union's name without prior consent may cause First Union to suffer irreparable harm in an amount not easily ascertained. The parties agree that such breaches whether threatened or serious, will give the non-breaching party the right to terminate this Agreement immediately, obtain equitable relief, i.e., obtain an injunction to restrain such disclosure or use, and pursue all other remedies said party may have at law or in equity. The provisions of this section shall survive the termination of this Agreement.

23. Use of Name: Neither party shall use the name of the other for advertising or other such purposes without the prior written approval of the other party.

24. First Union's Instructions: During the term of the Agreement, Supplier shall cause its employees and agent to obey all reasonable instructions and directions issued by First Union concerning the First Union's business operations when Supplier's employees and agents are on First Union's premises.

25. Change Orders: Supplier shall promptly evidence its acceptance of each Change Order by promptly executing the Acceptance Copy of such Change Order and returning such Acceptance Copy to First Union. Supplier shall promptly notify First Union of any objections to the Change Order and Supplier's failure to timely object shall constitute acceptance of the Change Order.

26. Audits: The audits personnel of First Union, as well as examiners and representatives of First Union's regulatory agencies, will have the right to make such audits, examinations and inspections of Supplier's financial records and procedures as maybe reasonably relevant to Supplier's compliance with its obligations under this Agreement, following reasonable prior notice and conducted so as to minimize any interference with Supplier's business. Supplier may require such persons to provide reasonable evidence of their authority before being admitted to Supplier's facilities.

27. Force Majeure: In the event that either party is unable to perform any of its obligations under this agreement, or to enjoy any of its benefits because of fire, natural disaster, action or decrees governmental bodies (a "Force Majeure Event"), the party who has been so affected shall immediately give written notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended. If the period of nonperformance exceeds thirty (30) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected, may by giving written notice, terminate this agreement. Delays in delivery due to Force Majeure Events shall automatically exceed the delivery date for a period equal to the duration of such Events, any warranty period affected by a Force Majeure Event shall likewise be extended for a period equal to the duration of such Force Majeure Event. As applied to this section and to determine whether an event is wholly beyond control of a party, strikes, slowdowns or other labor related delays are not Force Majeure Events.

28. Limitation of Liability: Neither First Union nor Supplier shall be liable to the other party for any consequential, incidental or punitive damages. This limitation shall not diminish Supplier's obligation to indemnify, hold harmless and defend First Union under the express terms of this Agreement. WITHOUT LIMITING THE FOREGOING,

         SUPPLIER MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS WITH RESPECT TO ITS PERFORMANCE OF THE SERVICES HEREUNDER OR ANY DELIVERABLES CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In performing the evaluation of risk contemplated by the Statement of Work attached hereto, Supplier will perform certain procedures referred to in the Statement of Work in an attempt to identify certain risks referred to therein and to develop estimates as to their probability and risk potential, based in part on information supplied by First Union. Supplier will also utilize certain publicly available information in performing the Services, but makes no representation or warranty with respect thereto or with respect to my analysis based thereon. While Supplier believes that the procedures to be performed by it provide a reasonable method of attempting to analyze and qualify certain risk, there can be no assurance that all applicable risks will be identified or that any such risk can be adequately qualified, and Supplier makes no representation or warranty with respect to any risk identification or qualification made or delivered by it. In no event shall Supplier have any liability for any loss or harm suffered by First Union arising out of or relating to any such risks or the failure to identify or accurately quantify any thereof.

29. Future Acquisitions: If during the term of this Agreement, First Union shall acquire control of any entity which is under an existing contract with Supplier that covers or relates to the subject matter of the Agreement, First Union, at its option, may keep the acquired entity's existing contract in effect until the date of termination of the existing contract, after which, such acquired entity may receive the benefits of this Agreement, or may immediately cancel such existing contract after which such acquired entity may receive the benefits of this Agreement.

30. Term: The term of this Agreement shall commence on the Effective Date, and end on date on which all Services to be performed under the Statement(s) of Work issued hereunder are completed.

31. Termination for Convenience: First Union may terminate this Agreement at any time by providing at least thirty (30) days written notice of termination to Supplier.




32. Termination for Cause: If either party materially or repeatedly defaults in the performance of any of its duties or obligations hereunder (including defaults for which specific remedies, are provided herein), and said default is not substantially cured within thirty (30) days after written notices specifying the default is given to the defaulting party, or, with respect to those defaults that cannot reasonably be cured within thirty (30) days if the defaulting party fails to provide in writing within thirty (30) days to the party not in default a reasonable plan and completion date for curing such default and thereafter proceed with all due diligence to substantially cure the same in accordance with such plan and by such completion date, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement as of the date specified in such notice of termination. If either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation or insolvency or for the appointment of a receiver for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other party may, by giving written notice thereof to such party, terminate this Agreement as of a date specified in such notice of termination. If any of the insurance coverages or policies required to be maintained by Supplier under this Agreement is terminated, lapses or for any reason does not remain in full force and effect, or any such coverage or policy is replaced or partially modified without the prior written consent of First Union, then First Union may, by giving written notice thereof to Supplier, terminate this Agreement upon the date specified in the notice, which date may be the date of the notice.

33. Mandatory Arbitration & Applicable Law: Any dispute, claim or controversy arising out of, connected with or relating to this Agreement shall be resolved by binding arbitration administered and conducted under the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the United States Code. The prevailing party in any judicial action or arbitration shall be entitled to reimbursement from the other party for costs, filing fees, arbitration filing fees, reasonable pretrial, trial and appellate attorney's fees, witness fees, expert fees, arbitration panel fees, and travel fees. A judgment upon the arbitration award may be entered in any court having jurisdiction. Any arbitration hearing shall take place at Charlotte, North Carolina. Nothing in this section, however, shall prevent either party from seeking equitable relief from a court of competent jurisdiction for the other party's breach of the Confidential obligation or infringement of intellectual property rights and any proprietary sections of this Agreement. The Agreement shall be governed by the laws of North Carolina.

34. Subcontracts and Assignment: Supplier shall not assign, in whole or part, any of its obligations under this Agreement without First Union written consent. First Union may assign any benefits or obligations under this Agreement to any "affiliate" (as defined in 11 U.S.C. 101(2)) of First Union. The assignor under such assignment by First Union shall remain liable under the Agreement. Supplier shall not subcontract any portion of its performance obligations under an Agreement without First Unions prior written approval of the subcontractor.

35. Miscellaneous: Termination of this Agreement shall not release either party form their respective obligations hereunder with regard to products or services already delivered or performed, including, without limitation, obligations of payment, warranty, and from the confidentiality and indemnity provisions hereof. Any invalidity in whole or in part, or any provision of this Agreement shall not affect the validity of any other of its provisions. No term or provision hereof shall be deemed waived and no breach executed unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Failure to exercise a right or remedy at law granted hereunder shall not be deemed a waiver of such right or remedy. Failure to claim default hereunder shall not waive any default.

36. Relationship Between the Parties: The services of Supplier are to be rendered as an Independent contractor, and Supplier is not an employee, agent, or partner of First Union.

         This Agreement and the transactions referred to herein were negotiated in an "arms length" manner. Supplier warrants that this Agreement and such transactions have not been procured through unfair or unethical conduct. This Agreement is solely for the benefit of the parties hereto and no other persons.

37. Notices: All notices of other communications required or contemplated herein shall be sufficient and deemed delivered if in writing and deposited with the Unites States Postal Service, postage prepaid via certified mail, addressed to the parties as set forth below, or to such other address as may be changed from time to time by notice duly given.


      To:   Predictive Systems, Inc          To:   First Union Corporation
            620 Harnsdow Parkway                   1525 West W.T. Harris Blvd.
            Suite 360                              Charlotte, NC 28273
            Herndon, Virginia 20170                  Attention:  James Reagan

                                             cc:   First Union Corporation
                                                   301 South College Street
                                                   Charlotte, NC 28288-0860
                                                   Attention: General Services

1. The Agreement: This Agreement, including all documents referred to herein and attached hereto, constitutes the entire agreement of the parties on the subject matter hereof and supersedes all prior representations, understandings and agreements between the parties with respect to such subject matter, and the signing of same by both parties shall cause this Agreement to be valid upon the Effective Date designated hereof. The documents referred to herein and attached hereto shall be read together with this Agreement to determine the parties' intent. If there is a conflict between or among such documents, this Agreement shall be the final expression of the parties' intent.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


          FIRST UNION CORPORATION              PREDICTIVE SYSTEMS, INC.
By:     /s/ Lawrence Platter          By:       /s/ Mark L. Farrar
        -------------------------               ------------------------
Name:   Lawrence Platter              Name:     Mark L. Farrar
        -------------------------               ------------------------
Title:  Assistant V.P.                Title:    Regional Vice President
        -------------------------               ------------------------
Date:   10/29/98                      Date:     October 21, 1998
        -------------------------               ------------------------

This Agreement has been reviewed and authorized by the following First Union business unit:

By:       /s/ Kellie Scott
          ---------------------------

Name:     Kellie Scott
          ---------------------------
Title:    Director Internet Center
          ---------------------------
Date:     10/27/98
          ---------------------------

                               STATEMENT OF WORK I



      Attached to and made a part of Consulting Services Agreement Between

   First Union Corporation and Predictive Systems, Inc. dated October 15, 1998



[****]



Stage One:



[****]



Week One Deliverables:



Week one deliverable will consist of:



[****]



Stage Two:



[****]



Week Two Deliverables:



[****]



Final Deliverables:



A final report of the approach, findings and recommendations will be delivered to First Union twenty-one days from the start of the engagement.



The following information, if obtained in advance of our arrival to the First

Union site, will expedite the building of the [****], and facilitate a familiarity of the operating environment to the Predictive team. We understand the sensitive nature of this information, and leave the distribution at the discretion of First Union.



[****]


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

[****]



**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

Reporting Methods



Status Reports:



The Productive Systems team will provide a weekly status report in electronic forms to the First Union Program Manager. The report form will be brief, listing any items that were completed that week and the open items for the next week.

The purpose of the reports is to provide weekly information on the status of the project and any outstanding issues from the week. The reports will be available on Monday morning, by 10:00 a.m.



Status Meetings:



There will be weekly status meetings with First Union on the overall project.

The meeting should be held at the same time and day every week (the time and day to be determined). The meeting will be to review any work that was performed by the Predictive Systems' team and review the open items list of work that is scheduled for the next week. This meeting will also provide a platform for reviewing any new issues or additional project requirements.



Project Management Summary



Project Duration



[****]



Figure 1    Project Timeline



[****]



Project Cost and Billing



[****]



**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

[****]



Assumptions:



The following assumptions were used for the development of this proposal.



o     A significant amount of organization process and technical documentation exists and First Union.



o     Any deviation from the Scope of Work defined herein will be documented and discussed during weekly status meetings.



o     First Union will make the appropriate resources available for Predictive

      Systems to conduct this engagement in a timely manner (e.g. personnel for interview, work space, available documentation, etc.)



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the

Effective Date.



         FIRST UNION CORPORATION              PREDICTIVE SYSTEMS, INC.



[****]



**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.